                                                              Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Carey International, Inc. on Form S-4 (File No. 333-34897) and on Form S-8 (333-32335) of our reports dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Carey International, Inc. as of November 30, 1997 and 1996, and for the years ended November 30, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.


                                     Coopers & Lybrand L.L.P.

Washington, DC
February 26, 1998